Exhibit 99.2

JOINT FILING AGREEMENT

The undersigned agree that Amendment No. 1 to the Statement on Schedule 13G to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: March 17, 2005	CLAYTON, DUBILIER & RICE FUND V LIMITED PARTNERSHIP

	By:	CD&R Associates V Limited Partnership, its general partner

		By:	CD&R Investment Associates II, Inc., its managing general partner

			By:	/s/ Theresa A. Gore
Name: Theresa A. Gore Title: Vice President and Treasurer

Dated: March 17, 2005	CD&R ASSOCIATES V LIMITED PARTNERSHIP

	By:	CD&R Investment Associates II, Inc., its managing general partner

		By:	/s/ Theresa A. Gore
Name: Theresa A. Gore Title: Vice President and Treasurer

Dated: March 17, 2005	CD&R INVESTMENT ASSOCIATES II INC.

	By:	/s/ Theresa A. Gore
Name: Theresa A. Gore Title: Vice President and Treasurer

Dated: March 17, 2005	CLAYTON, DUBILIER & RICE FUND VI LIMITED PARTNERSHIP

By:	CD&R Associates VI Limited Partnership, its general partner

	By:	CD&R Investment Associates VI, Inc., its general partner

		By:	/s/ Theresa A. Gore
Name: Theresa A. Gore Title: Vice President and Treasurer

Dated: March 17, 2005	CD&R ASSOCIATES VI LIMITED PARTNERSHIP

	By:	CD&R Investment Associates VI, Inc., its managing general partner

		By:	/s/ Theresa A. Gore
Name: Theresa A. Gore Title: Vice President and Treasurer

Dated: March 17, 2005	CD&R INVESTMENT ASSOCIATES VI, INC.

	By:	/s/ Theresa A. Gore
Name: Theresa A. Gore Title: Vice President and Treasurer